Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEER

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of our Independent Technical Review Report dated February 5, 2007 relating to the Sabine Pass LNG terminal, included in the Registration Statement on Form S-1 (Registration No. 333-139572), as amended, declared effective on March 20, 2007. We also consent to our name in the form and context in which they appear in such Registration Statement.

/s/ Susan Garven

Susan Garven, Vice President

Stone & Webster Management Consultants, Inc.

Houston, Texas

March 20, 2007